Exhibit 99

Review Report of Independent Certified Public Accountants

The Board of Directors

Catalina Marketing Corporation

We have reviewed the accompanying condensed consolidated balance sheet of Catalina Marketing Corporation as of December 31, 2002, and the related condensed consolidated statements of income for the three- and nine-month periods then ended and the consolidated statement of cash flows for the nine-month period then ended. These financial statements are the responsibility of the Company’s management. The consolidated balance sheet of Catalina Marketing Corporation as of March 31, 2002, was audited by other accountants whose report dated April 18, 2002, expressed an unqualified opinion on the financial statements of which that statement is a part. The condensed consolidated financial statements of Catalina Marketing Corporation for the period ended December 31, 2001 were reviewed by other accountants whose report dated January 16, 2002, stated that they were not aware of any material modifications that should be made to those statements for them to be in conformity with accounting principles generally accepted in the United States.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed consolidated financial statements at December 31, 2002, and for the three- and nine-month periods then ended for them to be in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Tampa, Florida

February 5, 2003